FOR IMMEDIATE RELEASE
BroadVision Contact:
Lisa Joy Rosner
Vice President, Worldwide Marketing
650.331.3297
Lisa.Rosner@BroadVision.com

BroadVision Announces
Profitable Fourth Quarter and Full-Year 2006 Results
Company Delivers Four Consecutive Quarters of Profitability

REDWOOD CITY, CALIF. -- February 26, 2007 -- BroadVision, Inc. (Pink Sheets: BVSN), a global provider of e-business solutions, today reported financial results for its fourth quarter ended December 31, 2006. Revenues for the quarter were $13.0 million, compared with revenues of $13.6 million for the third quarter ended September 30, 2006 and $14.2 million for the fourth quarter of 2005.

In the fourth quarter of 2006, BroadVision posted net income on a Generally Accepted Accounting Principles (GAAP) basis of $7.0 million, or $0.09 per diluted share, as compared with GAAP net income of $5.4 million, or $0.08 per diluted share, for the third quarter of 2006 and a GAAP net loss of $27.8 million, or $0.81 per diluted share, for the fourth quarter of 2005. The 2006 fourth quarter net income of $7.0 million includes a $2.0 million pre-tax restructuring credit and a $0.6 million pre-tax charge on warrants re-valuation.

License revenue for the fourth quarter of 2006 was $4.0 million, compared with revenue of $4.7 million for the third quarter of 2006 and $3.8 million for the fourth quarter of 2005. A majority of the 2006 fourth quarter license revenue was generated from the company's core e-Commerce and Portal products from customers including Baker Hughes, BioRad Laboratories, Credem, EFG Bank, ING Bank, Iberia, Internet Security Systems, Mettler Toledo, Mercury Interactive, Unicredito, Xerox and others.

Full-year 2006 revenues totaled $52.0 million, with GAAP net income of $15.0 million, or $0.23 per diluted share, compared to 2005 revenues of $60.1 million, with a GAAP net loss of $39.0 million, or $1.14 per diluted share. Full-year 2006 license revenue was $15.2 million, compared with 2005 license revenue of $14.7 million. Full-year 2006 net income of $15.0 million includes a $3.4 million pre-tax restructuring credit and a $1.3 million pre-tax charge on warrants re-valuation.

As of December 31, 2006, the company had a cash balance of $37.0 million, representing a $20.1 million, or 119%, increase over the September 30, 2006 balance of $16.9 million, due primarily to $15.8 million in net proceeds received in December 2006 from the company's rights offering and $4.3 million generated from business operations. The 2006 year-end cash balance represents a $32.2 million, or 671%, increase over the 2005 year-end balance of $4.8 million. Approximately $16.4 million, or 51%, of the 2006 full-year positive cash flow was generated from the company's business operations; net proceeds from the rights offering contributed the balance.

"We applaud our employees for their excellent teamwork in achieving Q4 and full-year 2006 results," said Dr. Pehong Chen, President and CEO, BroadVision. "However, we are only half-way through implementing a 24-month turnaround plan, laid out at the beginning of 2006. With Phase I of the plan on track, solidifying our financials and stabilizing the customer base, we enter Phase II in 2007 focusing on new product delivery and demand generation, with the goal of returning the company to growth in 2008 and beyond."

The company will host an Investor/Analyst Call at 10:00 AM PST on March 7, 2007, dial-in information is: 866-463-5401, pass code 426315#. Login information is also posted on www.broadvision.com/investor. During the call, Dr. Chen will discuss the 2006 results in more detail and review the company's roadmap for the future, including new product and solution offerings.  The call will be available via playback at www.broadvision.com for 90 days following the call.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Audible.com, Baker Hughes, Ferrari, Cardinal Health, Citibank, Hilti, Japan Airlines, Renault, Sears, Sony, Standard Chartered Bank, Vodafone, U.S. Air Force, Xerox and Yomiuri Shinbun -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650.331.1000, email ir1@broadvision.com or visit www.broadvision.com.

BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, the availability of new product and solution offerings, the company's ability to successfully execute its turnaround plan, the company's future productivity and growth, and demand for the company's products and services are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,003	$4,849
Other current assets	12,211	14,554
Total current assets	49,214	19,403
Goodwill	25,066	25,066
Other non-current assets	2,662	5,473
Total assets	$76,942	$49,942
LIABILITIES AND STOCKHOLDERs' EQUITY (DEFICIT)
Current liabilities:
Current portion of bank borrowings	$-	$389
Current portion of convertible notes due to a related party	-	20,535
Other current liabilities	30,258	34,351
Total current liabilities	30,258	55,275
Other non-current liabilities	3,429	4,390
Total liabilities	33,687	59,665
Total stockholders' equity (deficit)	43,255	(9,723)
Total liabilities and stockholders' equity (deficit)	$76,942	$49,942

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
		(restated)		(restated)
Revenues:
Software licenses	$3,957	$3,780	$15,215	$14,721
Services	9,089	10,383	36,768	45,400
Total revenues	13,046	14,163	51,983	60,121
Cost of revenues:
Cost of software licenses	31	100	258	(38)
Cost of services	2,173	4,695	12,456	21,931
Total cost of revenues	2,204	4,795	12,714	21,893
Gross profit	10,842	9,368	39,269	38,228
Operating expenses:
Research and development	2,708	2,494	10,509	13,831
Sales and marketing	2,528	2,389	8,653	16,208
General and administrative	614	1,953	8,019	9,479
Business combination costs	-	1,840	-	2,817
Restructuring charge (credit)	(1,967)	(312)	(3,369)	(462)
Goodwill impairment	-	18,170	-	31,368
Total operating expenses	3,883	26,534	23,812	73,241
Operating income (loss)	6,959	(17,166)	15,457	(35,013)
Other income (expense), net	248	(10,714)	193	(6,564)
Income (loss) before provision for income taxes	7,207	(27,880)	15,650	(41,577)
Benefit (provision) for income taxes	(186)	109	(634)	2,611
Net income (loss)	$7,021	$(27,771)	$15,016	$(38,966)
Basic income (loss) per share	$0.09	$(0.81)	$0.23	$(1.14)
Diluted income (loss) per share	$0.09	$(0.81)	$0.23	$(1.14)
Shares used in computing:
Weighted average shares-basic	80,878	34,320	65,734	34,159
Weighted average shares-diluted	80,878	34,320	65,734	34,159

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended			Years Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2006	2005	2006	2005
Revenues:
Software licenses	$3,957	$4,750	$3,780	$15,215	$14,721
Services	9,089	8,835	10,383	36,768	45,400
Total revenues	13,046	13,585	14,163	51,983	60,121
Cost of revenues:
Cost of (credit for) software licenses	31	22	99	258	(38)
Cost of services	2,014	2,730	4,696	12,296	21,931
Total cost of revenues	2,045	2,752	4,795	12,554	21,893
Gross profit	11,001	10,833	9,368	39,429	38,228
Operating expenses:
Research and development	2,326	2,766	2,494	10,128	13,831
Sales and marketing	2,298	1,761	2,389	8,422	16,208
General and administrative	1,003	2,168	1,953	7,841	9,479
Total operating expenses	5,627	6,695	6,836	26,391	39,518
Pro forma operating (loss) income	5,374	4,138	2,532	13,038	(1,290)
Other income (expense), net	248	(163)	(487)	579	(1,502)
Pro forma income (loss) before benefit (provision) for income taxes	5,622	3,975	2,045	13,617	(2,792)
Benefit (provision) for income taxes	(186)	(228)	109	(634)	(97)
Pro forma net income (loss)	$5,436	$3,747	$2,154	$12,983	$(2,889)
Basic pro forma net income (loss) per share	$0.07	$0.05	$0.06	$0.20	($0.08)
Diluted pro forma net income (loss) per share	$0.07	$0.05	$0.05	$0.20	($0.08)
Shares used in computing basic pro forma net income (loss) per share	80,878	69,489	34,430	65,734	34,228
Shares used in computing diluted pro forma net income (loss) per share	80,878	69,489	39,550	65,734	34,228

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)
(in thousands, except per share amounts)
	Three Months Ended			Years Ended
	Dec. 31,	Set. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2006	2005	2006	2005

Net (loss) income, generally accepted accounting principles	$7,021	$5,365	$(27,771)	$15,016	$(38,966)
Pro forma adjustments:
Goodwill write-offs	-	-	18,170	-	31,368
Restructuring (reversals) charges	(1,967)	(1,879)	(312)	(3,371)	(462)
Business combination charges	-	-	1,840	-	2,817
Amortization of discount and revaluation of convertible notes [2]	-	-	3,566	-	9,442
(Income) expense from derivatives [2]	-	-	(306)	387	(11,347)
Loss on debt extinguishment	-	-	6,967	-	6,967
SFAS 123R Expense[1]	382	261	-	951	-
Reversal of income tax accruals [3]	-	-	-	-	(2,708)
Pro forma net income (loss)	$5,436	$3,747	$2,154	$12,983	($2,889)

[1] Included as a component of Cost of Servisce and Operating Expenses, for each period presented.
[2] Included as a component of other income (expense), net, for each period presented.
[3] Included as a component of benefit (provision) for income taxes for each period presented.